Exhibit 10


[Delchamps has entered into the following Indemnity Agreement with each of its directors.]

                       INDEMNITY AGREEMENT


     This Agreement is made as of the _____ day of _________________, 1996, by and between DELCHAMPS, INC., an Alabama corporation (the "Corporation"),
and   [Name of Director]   ("Indemnitee").

     WHEREAS, Division E of Article 8 of the Alabama Business Corporation Law (the "ABCL"), which sets forth certain provisions relating to the indemnification of the directors of an Alabama corporation, is specifically not exclusive of any indemnification or advance of expenses contained in a corporation's articles of incorporation, bylaws, a resolution of a corporation's shareholders or directors, or in a contract or otherwise; and

     WHEREAS, the Corporation desires to have Indemnitee serve or continue to serve as a director of the Corporation.

     NOW, THEREFORE, in consideration of Indemnitee's service after the date hereof, the Corporation and Indemnitee do hereby agree as follows:

     1. Agreement to Serve. Indemnitee shall serve or continue to serve as a director (and, if applicable, an officer) of the Corporation and as a director, officer, partner, trustee, employee, agent or fiduciary of any other corporation, partnership, joint venture, trust, employee benefit plan or other for profit or not for profit enterprise of which he is serving at the request of the Corporation while a director of the Corporation, and agrees to serve in such capacities for so long as he is duly elected or appointed and qualified or until such earlier time as he tenders his resignation in writing.

     2.   Definitions.  As used in this Agreement:

          (a) The term "Claim" shall mean any threatened, pending or completed claim, action, suit or proceeding, including appeals, whether civil, criminal, administrative or investigative and whether formal or informal and whether made judicially or extra-judicially, including any action by or in the right of the Corporation or any separate issue or matter therein, as the context requires.

          (b) The term "Determining Body" shall mean, and the Determining Body shall act, as follows: (i) those members of the Board of Directors not at the time parties to the Claim ("Impartial Directors"), by majority vote, if there is a sufficient number of Impartial Directors to constitute a quorum of the Board of Directors, or (ii) if there is an insufficient number of Impartial Directors to establish a quorum of the Board of Directors, a committee duly designated by the Board of Directors (in which designation directors who are not Impartial Directors may participate) consisting solely of two or more Impartial Directors, by majority vote of such committee, or (iii) special legal counsel, which may be the regular outside counsel of the Corporation, selected by the Impartial Directors as provided in clause (i) or the committee as provided in clause (ii) or if a quorum of the Board of Directors cannot be obtained under clause (i) and a committee cannot be designated under clause (ii), selected by majority vote of the full Board of Directors (in which selection directors who are not Impartial Directors may participate), or (iv) the shareholders of the Corporation; provided that, shares owned by or voted under the control of directors who are not Impartial Directors may not be voted on the determination; and provided further that, a majority of shares entitled to vote on the determination by virtue of not being owned by or voted under the control of a director who is not an Impartial Director shall constitute a quorum for the purpose of making the determination.

          (c) The term "Expenses" shall mean the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), and reasonable expenses, including counsel fees, incurred with respect to a Claim.

     3. Limitation of Liability. To the fullest extent permitted by the Articles of Incorporation and By-laws of the Corporation (each as in effect on the date hereof), Indemnitee shall not be liable for breach of his fiduciary duty as a director. If and to the extent such provisions are amended to permit further limitations of liability, Indemnitee shall not be liable for any breach of his fiduciary duty to the fullest extent permitted by any such amendment.

     4. Maintenance of Insurance. (a) The Corporation represents and warrants that it presently maintains in force and effect a directors and officers insurance policy, and Indemnitee represents and warrants that he has been furnished with a copy thereof. Subject only to the provisions of
Section 4(b) hereof, the Corporation hereby agrees that, so long as Indemnitee shall continue to serve in any capacity referred to in Section 1 hereof and thereafter so long as Indemnitee shall be subject to any possible Claim, the Corporation shall use its commercially reasonable best efforts to purchase and maintain in effect for the benefit of Indemnitee one or more valid and enforceable policies of directors and officers liability insurance providing, in all material respects, coverage at least comparable to that currently provided pursuant to the insurance policy.

     (b) The Corporation shall not be required to purchase and maintain the insurance policy or any comparable policy if directors and officers liability insurance is not reasonably available or if, in the reasonable business judgment of the then Board of Directors of the Corporation, there is insufficient benefit to the Corporation from continuing to carry such insurance.

     5.   Indemnity.

          (a) Except with respect to a Claim commenced by Indemnitee against the Corporation or by Indemnitee as a derivative action by or in the name of the Corporation that has not been authorized by the Corporation, unless prohibited by law, the Corporation shall indemnify Indemnitee against any Expenses actually and reasonably incurred by Indemnitee in connection with a Claim if Indemnitee is or is threatened to be made a defendant or respondent in connection with the Claim because Indemnitee is or was a director or officer of the Corporation or is or was, while a director of the Corporation, serving at the Corporation's request as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other for profit or not for profit enterprise (whether such Claim relates to service by Indemnitee in such positions before or after the date of this Agreement), under the following circumstances: (i) if Indemnitee is successful, on the merits or otherwise, in the defense of any Claim, or of any claim, issue or matter in connection with such Claim (notwithstanding that Indemnitee was not successful on any other claim, issue or matter in connection with such Claim); provided, that if Indemnitee is successful on the merits or otherwise in the defense of any claim, issue or matter in connection with a Claim, such indemnification shall relate only to Expenses incurred in connection with such claim, issue or matter; or (ii) the Indemnitee is found by the Determining Body to have met the Standard of Conduct (as hereinafter defined); provided that no indemnification shall be made in respect of any Claim as to which Indemnitee shall have been adjudicated in a final judgment to be liable for willful, intentional and deliberate infliction of harm on the Corporation or the shareholders or to have obtained an improper personal financial benefit, unless, and only to the extent that, a court shall determine upon application by Indemnitee that Indemnitee is entitled to indemnity for such Expenses. The Corporation shall pay or reimburse expenses incurred by a director in connection with the directors's appearance as a witness in connection with a Claim at a time when the director has not been made a defendant or respondent to the Claim.

          (b) For purposes of this Agreement, the "Standard of Conduct" is met if Indemnitee (i) conducted himself in good faith, and (ii) in the case of conduct in Indemnitee's official capacity with the Corporation, reasonably believed his conduct was in the best interests of the Corporation or, in all other cases, reasonably believed his conduct was at least not opposed to the best interests of the Corporation, and (iii) in the case of a Claim that is a criminal action or proceeding, Indemnitee had no reasonable cause to believe that his conduct was unlawful. "Official capacity" means the office of director or officer of the Corporation and does not include service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise. In the case of a Claim that concerns the conduct of the Indemnitee as a fiduciary to an employee benefit plan, the "Standard of Conduct" is met when Indemnitee's conduct with respect to the plan is for a purpose Indemnitee reasonably believed to be in the interests of the participants in and beneficiaries of such employee benefit plan. The termination of any Claim by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not be, of itself, determinative that Indemnitee did not meet the Standard of Conduct.

          (c) Promptly upon becoming aware of the existence of any Claim as to which the Indemnitee may be indemnified for Expenses and as to which Indemnitee desires to obtain indemnification, Indemnitee shall so notify the Chief Executive Officer of the Corporation, but the failure to promptly notify the Chief Executive Officer shall not relieve the Corporation from any obligation under this Agreement, except and to the extent that such failure has materially and irrevocably harmed the Corporation's ability to defend against such Claim pursuant to Section 5(f) of this Agreement. Upon receipt of such request, the Chief Executive Officer shall promptly advise the Board of Directors of the request and that the establishment of a Determining Body with respect thereto will be a matter to be considered at the next regularly scheduled meeting of the Board. If a meeting of the Board of Directors is not regularly scheduled within 120 calendar days of the date the Chief Executive Officer receives notice of the Claim, the Chief Executive Officer shall cause a special meeting of the Board of Directors to be called within such period in accordance with the provisions of the Corporation's By-laws. After the Determining Body has been established, the Determining Body shall inform the Indemnitee of the constitution of the Determining Body, and Indemnitee shall provide the Determining Body with all facts relevant to the Claim known to such Indemnitee and deliver to the Determining Body all documents relevant to the Claim in Indemnitee's possession. Before the 60th day after its receipt from the Indemnitee of such information (the "Determination Date"), the Determining Body shall determine whether or not Indemnitee has met the Standard of Conduct and shall advise Indemnitee of its determination. Prior to the Determination Date, Indemnitee shall also provide such additional information as the Determining Body may reasonably request (the receipt of which shall not begin a new 60-day period). If Indemnitee shall have supplied the Determining Body with all relevant information, including all additional information reasonably requested by the Determining Body, any failure of the Determining Body to make a determination by or on the Determination Date as to whether the Standard of Conduct was met shall be deemed to be a determination that the Standard of Conduct was met by Indemnitee.

          (d) If at any time during the 60-day period ending on the Determination Date, Indemnitee becomes aware of any relevant facts or documents not theretofore provided by him to the Determining Body, Indemnitee shall promptly inform the Determining Body of such facts or documents, unless the Determining Body has obtained such facts or documents from another source. The provision of such facts or documents to the Determining Body shall not begin a new 60 day period.

          (e) The Determining Body shall have no power to revoke a determination that Indemnitee met the Standard of Conduct unless it concludes that Indemnitee (i) has submitted fraudulent information to the Determining Body or (ii) has failed to comply with the provisions of Sections 5(c) or 5(d) hereof.

          (f) In the case of any Claim not involving any threatened or pending criminal proceeding,

               (i)  if prior to the Determination Date the Determining Body has affirmatively made a determination that the Indemnitee met the Standard of Conduct (not including a determination deemed to have been made by inaction), the Corporation may, except as otherwise provided below, individually or jointly with any other indemnifying party similarly notified, assume the defense thereof with counsel reasonably satisfactory to the Indemnitee. If the Corporation assumes the defense of the Claim, it shall notify Indemnitee of such action and keep Indemnitee informed as to the progress of such defense, including any proposed settlements, so that Indemnitee may make an informed decision as to the need for separate counsel. After notice from the Corporation that the Corporation is assuming the defense of the Claim, the Corporation will not be liable to Indemnitee under this Agreement for any legal fees and expenses subsequently incurred by Indemnitee in connection with the defense other than as provided below. Indemnitee shall have the right to employ its own counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after such notice from the Corporation of its assumption of the defense shall be at the expense of Indemnitee unless (A) the employment of counsel by Indemnitee has been authorized by the Determining Body, (B) Indemnitee shall have concluded reasonably that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of such action or (C) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or in the right of the Corporation or as to which Indemnitee shall have made the conclusion provided for in (B) above; and

               (ii) the Corporation shall fairly consider any proposals by Indemnitee for settlement of the Claim. If the Corporation proposes a settlement of the Claim and such settlement is acceptable to the person asserting the Claim, or the Corporation believes a settlement proposed by the person asserting the Claim should be accepted, it shall inform Indemnitee of the terms of such proposed settlement and shall fix a reasonable date by which Indemnitee shall respond. If Indemnitee agrees to such terms, he shall execute such documents as shall be necessary to make final the settlement. If Indemnitee does not agree with such terms,
Indemnitee may proceed with the defense of the Claim in any manner he chooses, provided that if Indemnitee is not successful on the merits or otherwise, the Corporation's obligation to indemnify such Indemnitee as to any Expenses incurred following his disagreement shall be limited to the lesser of (A) the total Expenses incurred by Indemnitee following his decision not to agree to such proposed settlement or (B) the amount that the Corporation would have paid pursuant to the terms of the proposed settlement. If, however, the proposed settlement would impose upon Indemnitee any requirement to act or refrain from acting that would materially interfere with the conduct of Indemnitee's affairs, Indemnitee may refuse such settlement and continue his defense of the Claim, if he so desires, at the Corporation's expense in accordance with the terms and conditions of this Agreement without regard to the limitations imposed by the immediately preceding sentence. In any event, the Corporation shall not be obligated to indemnify Indemnitee for any amount paid in a settlement that the Corporation has not approved.

          (g) In the case of any Claim involving a proposed, threatened or pending criminal proceeding, Indemnitee shall be entitled to conduct the defense of the Claim with counsel of his choice and to make all decisions with respect thereto; provided that the Corporation shall not be obliged to indemnify Indemnitee for any amount paid in settlement of such a Claim unless the Corporation has approved such settlement.

          (h) After notifying the Corporation of the existence of a Claim, Indemnitee may from time to time request the Corporation to pay the Expenses (other than judgments, fines, penalties or amounts paid in settlement) that he incurs in pursuing a defense of the Claim prior to the time that the Determining Body determines whether the Standard of Conduct has been met. The Corporation shall pay to Indemnitee the amount requested (regardless of Indemnitee's apparent ability to repay such amount) upon (i) receipt from the Indemnitee of a written affirmation of the Indemnitee's good faith belief that he has met the Standard of Conduct, (ii) receipt of a written undertaking by or on behalf of Indemnitee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation under the circumstances and (iii) a determination by the Determining Body that the facts then known to the Determining Body do not preclude indemnification and that the Expenses are reasonable; provided, that if the Determining Body is special legal counsel, the determination shall be made by those entitled to select such counsel.

          (i) After it has been determined that the Standard of Conduct has been met, for so long as and to the extent that the Corporation is required to indemnify Indemnitee under this Agreement, the provisions of
Section 5(h) shall continue to apply with respect to Expenses incurred after such time except that the Corporation shall pay to Indemnitee the amount of any settlements, fines, penalties or judgments against him which have become final and for which he is entitled to indemnification hereunder, and any amount of indemnification ordered to be paid to him by a court.

          (j)  Any  determination  by  the  Corporation  with  respect   to
settlement of a Claim shall be made by the Determining Body.

          (k) All determinations and judgments made by the Determining Body hereunder shall be made in good faith.


     6.   Enforcement.

          (a) The rights provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction.

          (b) If Indemnitee seeks a judicial adjudication of his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all Expenses actually and reasonably incurred by him in connection with such proceeding, but only if he prevails therein. If it shall be determined that Indemnitee is entitled to receive part but not all of the relief sought, then the Indemnitee shall be entitled to be reimbursed for all Expenses incurred by him in connection with such judicial adjudication if the amount to which he is determined to be entitled exceeds 50% of the amount of his claim. Otherwise, the Expenses incurred by Indemnitee in connection with such judicial adjudication shall be appropriately prorated.

          (c) In any judicial proceeding described in this Section 6, the Corporation shall bear the burden of proving that Indemnitee is not entitled to the relief sought.

     7. Saving Clause. If any provision of this Agreement is determined by a court having jurisdiction over the matter to violate or conflict with applicable law, the court shall be empowered to modify or reform such provision so that, as modified or reformed, such provision provides the maximum indemnification permitted by law and such provision, as so modified or reformed, and the balance of this Agreement, shall be applied in accordance with their terms. Without limiting the generality of the foregoing, if any portion of this Agreement shall be invalidated on any ground, the Corporation shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the full extent permitted by law with respect to that portion that has been invalidated.

     8. Non-Exclusivity; Full Protection. (a) The indemnification and advancement of Expenses provided by or granted pursuant to this Agreement shall not be deemed exclusive of any other rights to which Indemnitee is or may become entitled under any statute, articles of incorporation, by-law, authorization of stockholders or directors, agreement, or otherwise; provided, however, that Indemnitee shall not be entitled to any duplicate reimbursement of Expenses through this Agreement, other rights of indemnification, insurance or otherwise.

          (b) It is the intent of the Corporation by this Agreement to indemnify and hold harmless Indemnitee to the fullest extent permitted by law, as in effect on the date hereof or as subsequently modified, notwithstanding that the other terms of this Agreement would provide for lesser indemnification.

     9. Confidentiality. The Corporation and Indemnitee shall keep confidential to the extent permitted by law and their fiduciary obligations all information and determinations provided pursuant to or arising out of the operations of this Agreement and the Corporation and Indemnitee shall instruct its or his agents and employees to do likewise.

     10.  Counterparts.   This Agreement may be executed in any  number  of
counterparts, each of which shall constitute the original.

     11.  Applicable  Law.    This  Agreement  shall  be  governed  by  and
construed in accordance with the substantive laws of the State of Alabama.

     12. Successors and Assigns. This Agreement shall be binding upon Indemnitee and upon the Corporation, its successors and assigns, and shall inure to the benefit of the Indemnitee's heirs, personal representatives, and assigns and to the benefit of the Corporation, its successors and assigns.

     13. Amendment. No amendment, modification, termination or cancellation of this Agreement shall be effective unless made in writing signed by the Corporation and Indemnitee. Notwithstanding any amendment, modification, termination or cancellation of this Agreement or any portion hereof, Indemnitee shall be entitled to indemnification in accordance with the provisions hereof with respect to any acts or omissions of Indemnitee which occur prior to such amendment, modification, termination or cancellation.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the date and year first above written.


                              DELCHAMPS, INC.


                              By: ______________________________
                                   Name:
                                   Title:


                              INDEMNITEE


                              __________________________________
                              Name: